February 24, 2009
Randall W. Merk,
President and Chief Executive Officer,
Schwab Capital Trust
Schwab Investments
101 Montgomery Street
San Francisco, CA 94104
Re: Funds of Schwab Capital Trust and Schwab 1000 Fund
Dear Mr. Merk:
This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds’ registration statements filed with the Securities and Exchange Commission.

Net Operating
Fund	Expense limit	Guaranteed through:

Schwab MarketTrack All Equity Portfolio — Investor Shares	50 bps	2/27/11

Schwab MarketTrack Conservative Portfolio — Investor Shares	50 bps	2/27/11

Schwab MarketTrack Balanced Portfolio — Investor Shares	50 bps	2/27/11

Schwab MarketTrack Growth Portfolio — Investor Shares	50 bps	2/27/11

Schwab MarketTrack Conservative Portfolio — P Shares	35 bps	2/27/11

Schwab MarketTrack Growth Portfolio — P Shares	35 bps	2/27/11

Laudus U.S. MarketMasters Fund— Investor Shares	125 bps	2/27/11

Laudus U.S. MarketMasters Fund— Select Shares	107 bps	2/27/11

Laudus Small-Cap MarketMasters Fund— Investor Shares	146 bps	2/27/11

Net Operating
Fund	Expense limit	Guaranteed through:

Laudus Small-Cap MarketMasters Fund— Select Shares	131 bps	2/27/11

Laudus International MarketMasters Fund— Investor Shares	165 bps	2/27/11

Laudus International MarketMasters Fund— Select Shares	147 bps	2/27/11

Schwab Large-Cap Growth Fund — Investor Shares	120 bps	2/27/11

Schwab Large-Cap Growth Fund — Select Shares	99 bps	2/27/11

Schwab Core Equity Fund	75 bps	2/27/11

Schwab S&P 500 Index Fund — Investor Shares	37 bps	2/27/11

Schwab S&P 500 Index Fund — Select Shares	19 bps	2/27/11

Schwab S&P 500 Index Fund — e.Shares	28 bps	2/27/11

Schwab 1000 Index Fund — Investor Shares	51 bps	2/27/11

Schwab 1000 Index Fund — Select Shares	36 bps	2/27/11

Schwab Small-Cap Index Fund— Investor Shares	60 bps	2/27/11

Schwab Small-Cap Index Fund— Select Shares	42 bps	2/27/11

Schwab Total Stock Market Index Fund— Investor Shares	58 bps	2/27/11

Schwab Total Stock Market Index Fund— Select Shares	39 bps	2/27/11

Schwab International Index Fund— Investor Shares	69 bps	2/27/11

Net Operating
Fund	Expense limit	Guaranteed through:

Schwab International -Index Fund— Select Shares	50 bps	2/27/11

Schwab Dividend Equity Fund— Investors Shares	110 bps	2/27/11

Schwab Dividend Equity Fund— Select Shares	95 bps	2/27/11

Schwab Small-Cap Equity Fund— Investors Shares	130 bps	2/27/11

Schwab Small-Cap Equity Fund— Select Shares	112 bps	2/27/11

Schwab Hedged Equity Fund— Investor Shares	149 bps	2/27/11

Schwab Hedged Equity Fund— Select Shares	133 bps	2/27/11

Schwab Financial Services Fund	110 bps	2/27/11

Schwab Health Care Fund	110 bps	2/27/11

Schwab Institutional Select S&P 500 Fund	10 bps	2/27/11

Schwab Premier Equity Fund — Investor Shares	130 bps	2/27/11

Schwab Premier Equity Fund — Select Shares	115 bps	2/27/11

Schwab Balanced Fund (formerly, Schwab Viewpoints Fund, Laudus Balanced MarketMasters Fund— Investor Shares)	0 bps	2/27/11

Schwab Target 2010 Fund	6 bps	2/27/11

Schwab Target 2015 Fund	5bps	2/27/11

Schwab Target 2020 Fund	4 bps	2/27/11

Schwab Target 2025 Fund	4 bps	2/27/11

Schwab Target 2030 Fund	3 bps	2/27/11

Net Operating
Fund	Expense limit	Guaranteed through:

Schwab Target 2035 Fund	2 bps	2/27/11

Schwab Target 2040 Fund	1 bps	2/27/11

Schwab Retirement Income Fund	10 bps	2/27/11

Schwab Fundamental US Large Company Index Fund — Investor Shares	59 bps	2/27/11

Schwab Fundamental US Large Company Index Fund — Select Shares	44 bps	2/27/11

Schwab Fundamental US Large Company Index Fund — Institutional Shares	35 bps	2/27/11

Schwab Fundamental US Small-Mid Company Index Fund — Investor Shares	59 bps	2/27/11

Schwab Fundamental US Small-Mid Company Index Fund — Select Shares	44 bps	2/27/11

Schwab Fundamental US Small-Mid Company Index Fund — Institutional Shares	35 bps	2/27/11

Schwab Fundamental International Large Company Index Fund — Investor Shares	59 bps	2/27/11

Schwab Fundamental International Large Company Index Fund — Select Shares	44 bps	2/27/11

Schwab Fundamental International Large Company Index Fund — Institutional Shares	35 bps	2/27/11

Schwab Fundamental International Small-Mid Company Index Fund — Investor Shares	79 bps	2/27/19

Schwab Fundamental International Small-Mid Company Index Fund — Select Shares	64 bps	2/27/19

Schwab Fundamental International Small-Mid Company Index Fund — Institutional Shares	55 bps	2/27/19

Net Operating
Fund	Expense limit	Guaranteed through:

Schwab Fundamental Emerging Markets Index Fund — Investor Shares	84 bps	2/27/19

Schwab Fundamental Emerging Markets Index Fund — Select Shares	69 bps	2/27/19

Schwab Fundamental Emerging Markets Index Fund — Institutional Shares	60 bps	2/27/19

Schwab International Core Equity Fund — Investor Shares	110 bps	2/27/11

Schwab International Core Equity Fund — Select Shares	95 bps	2/27/11

Schwab International Core Equity Fund — Institutional Shares	86 bps	2/27/11
Sincerely,

/s/ George Pereira George Pereira	/s/ Natalie Lera Natalie Lera,
Chief Financial Officer, Charles Schwab	Vice President, Equity Product Management
Investment Management, Inc.
cc:
Jody Stuart
Shelley Harding
Michael Bonardi
Yi-Ching Wu
Diane Chui
Bessie Mitskaris
Erica Gates
Neha Shah
George Pereira
Michael Clinton
Zuogang Gao
James Pierce
Jim Giblin